                                                                     Exhibit 4.4

                            FORM OF ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Agreement") is entered into as of __________, 2000, by and among AMERICAN EQUITIES INCOME FUND II, INC., a Delaware corporation (the "Company"), STRATEGIC ASSETS INC. (the "Placement Agent"), and REPUBLIC NATIONAL BANK OF NEW YORK (the "Escrow Agent").

                               W I T N E S S E T H

         WHEREAS, the Company intends to engage in a public offering of certain of its securities (the "Offering"), which Offering contemplates minimum aggregate offering proceeds of $500,000 and maximum aggregate offering proceeds of $9,950,000; and

         WHEREAS, there will be deposited into an escrow account with the Escrow Agent from time to time funds from prospective investors who wish to subscribe for securities offered in connection with the Offering ("Subscribers"), which funds will be held in escrow and distributed in accordance with the terms hereof; and

         WHEREAS, the Escrow Agent is willing to act as an escrow agent in respect of the Escrow Funds (as hereinafter defined) upon the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable considerations, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

         1. Appointment of Escrow Agent. The Placement Agent and the Company hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

         2. Delivery of Escrow Funds.

                  (a) The Placement Agent shall deliver to the Escrow Agent checks or wire transfers made payable to the order of "Republic National Bank of New York, Escrow Agent for American Equities Income Fund II, Inc." together with the Subscriber's mailing address and social security number or tax identification number (if the aforesaid information is not provided, the check will be returned or the amount of the wire transfer refunded). The funds delivered to the Escrow Agent shall be deposited by the Escrow Agent into a non-interest bearing account at Republic National Bank of New York entitled "Republic National Bank of New York, Escrow Agent for American Equities Income Fund II, Inc." (the "Escrow Account") and shall be held and distributed by the Escrow Agent in accordance with the terms hereof. The collected funds deposited into the Escrow Account are referred to herein as the "Escrow Funds." The Escrow Agent shall acknowledge receipt of all Escrow Funds by notifying the Company of deposits into the Escrow Account. The Escrow Agent shall give such notice, in substantially the form attached hereto as Exhibit A, via facsimile on the next business day following the business day on which the Escrow Funds are deposited into the Escrow Account.

                  (b) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Subscriber.

         3. Investment of the Escrow Funds. As the Escrow Funds are being held in a non-interest bearing account, there will be no investment of the Escrow Funds.

         4. Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

                  (a) provided that the Escrow Funds total at least $500,000 at or before 2:00 P.M., New York City time, on ___________, 2000, or on any date prior thereto, the Escrow Funds (or any portion thereof) shall be paid as otherwise instructed by the Company and the Placement Agent, within one (1) business day after the Escrow Agent receives a written release notice in substantially the form of Exhibit B attached hereto (a "Release Notice") signed by authorized persons of the Placement Agent and the Company, and thereafter, the Escrow Account will remain open for the purpose of depositing therein the subscription prices for additional securities sold by the Company in the Offering, which additional Escrow Funds shall be paid as instructed by the Placement Agent and the Company upon receipt by the Escrow Agent of a Release Notice as described above; or

                  (b) if the Escrow Agent has not received a Release Notice from the Company and the Placement Agent at or before 2:00 P.M., New York City time, on ___________, 2000, and the Escrow Funds do not total at least $500,000 at such time and date, then the Escrow Funds shall be returned to Subscribers without interest thereon or deduction therefrom.

In the event that at any time the Escrow Agent shall receive from the Company and the Placement Agent written instructions signed by individuals who are identified on Exhibit C attached hereto as persons authorized to act on behalf of the Company and the Placement Agent, respectively, requesting the Escrow Agent to refund to an individual or entity the amount of a collected check or other funds received by the Escrow Agent from said individual or entity and deposited into the Escrow Account, the Escrow Agent shall comply with such instructions provided that said funds are in the Escrow Account and have not been paid by the Escrow Agent.

         5. Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

                  (a) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Placement Agent and the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any

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statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act on behalf of the Placement Agent and the Company are set forth in Exhibit C attached hereto.

                  (b) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

                  (c) The Company and the Placement Agent agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorneys' fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Agreement.

                  (d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction or a writing signed by the Company and the Placement Agent.

                  (e) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent's obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be
(i) to accept wire transfers, checks or other instruments for the payment of money delivered to the Escrow Agent for the Escrow Account and deposit the Escrow Funds into the Escrow Account and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the funds received by the Escrow Agent have been collected and are available for withdrawal.

         6. Fees. The Escrow Agent shall be entitled to receive from the Company a total of $1,500 in fees for the services to be rendered by the Escrow Agent hereunder, and the Escrow Agent hereby acknowledges receipt of such amount from the Company as payment in full of such fees.

         7. Resignation. The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to the Company. Upon providing such notice, the Escrow Agent shall have no further obligations hereunder except to hold the Escrow Funds which it has received as of the date on which it provided the notice of resignation as depositary. In such event, the Escrow Agent shall not take any action until the Company has designated a banking corporation, trust Company, attorney or other person as successor. Upon receipt of such written instructions signed by the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this
Section 7, the Escrow Agent shall be relieved from all liability thereafter arising with respect to the Escrow Funds.

         8. Termination. The Placement Agent may terminate the appointment of the Escrow Agent hereunder upon written notice signed by an individual on behalf of the Placement Agent, each of whose name and signature are included in Exhibit C attached hereto, specifying the date upon which such termination shall take effect. In the event of such termination, the Company shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company, turn over to such successor escrow agent all of the Escrow Funds. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

         9. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given when delivered personally, on the next business day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision).

         If to the Placement Agent: Strategic Assets Inc.
                                    445 Broad Hollow Road, Suite 425
                                    Melville, NY  11747
                                    Attn: Randall S. Appel
                                    Phone: (516) 249-4990

         If to the Company to:      American Equities Income Fund II, Inc.
                                    80 East Route 4, Suite 202
                                    Paramus, NJ  07652
                                    Attn: David S. Goldberg
                                    Phone: (201) 368-5900

         with a copy to:            Bronson & Migliaccio, LLP
                                    3010 Westchester Avenue, Suite 403
                                    Purchase, NY  10577
                                    Attn: Mark F. Coldwell, Esq.
                                    Phone: (914) 251-1212

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         If to the Escrow Agent, to: Republic National Bank of New York
                                     1356 Broadway
                                     New York, NY 10018
                                     Attn: Leonard Spector
                                     First Vice President
                                     Phone: (212) 947-0991

         10. General.

                  (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such state.

                  (b) This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein or covered hereby and supersedes all prior agreements, arrangements and understandings related thereto.

                  (c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto.

                  (d) This Agreement may be amended, modified, superseded or cancelled, and any of the terms or conditions hereof may be waived, only by a written instruction executed by each party hereto or, in the case of a waiver, by the party waiving compliance.

The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

                  (e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

                  (f) This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

_________________                   REPUBLIC NATIONAL BANK
Federal I.D. #                         OF NEW YORK, as Escrow Agent


                                     By:______________________________________
                                        Leonard Spector, First Vice-President


                                     By:______________________________________
                                        Howard Efran, Assistant Vice President

                                     STRATEGIC ASSETS INC.


                                     By:___________________________
                                        Randall S. Appel, President

                                     AMERICAN EQUITIES INCOME
                                        FUND II, INC.


                                     By:___________________________
                                        David S. Goldberg, CEO

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                                    EXHIBIT A

                    Forms of Receipt of Funds by Escrow Agent

                 [Republic National Bank of New York Letterhead]





[Date]






Strategic Assets Inc.
445 Broad Hollow Road, Suite 425
Melville, NY  11747

Dear Sirs:

Pursuant to Section 2(a) of the Escrow Agreement dated __________, ____, we confirm receipt of the amount of $_______ today for deposit into the Escrow Fund of American Equities Income Fund II, Inc.

Very truly yours,




__________________
Name:
Title:

                                    EXHIBIT B

                                 Release Notice

Mr. Leonard Spector
Republic National Bank of New York
1356 Broadway
New York, New York 10018

Dear Mr. Spector:

         The undersigned hereby authorize and instruct Republic National Bank of New York, as escrow agent, to release [$_______] of Escrow Funds from the Escrow Account and to deliver such funds as follows:

                         [Insert Delivery Instructions]

         IN WITNESS WHEREOF, this release has been executed on __________, 2000.

                                         STRATEGIC ASSETS INC.


                                         By:_____________________________
                                         Its:____________________________

                                         AMERICAN EQUITIES INCOME FUND II, INC.


                                         By:______________________________
                                         Its:_____________________________

                                    EXHIBIT C

                              Authorized Personnel


The Escrow Agent is authorized to accept instructions and notices signed or believed by the Escrow Agent to be signed by each of the following, each of whom is authorized to act on behalf of the Company and the Placement Agent, respectively:

THE PLACEMENT AGENT:


Name                                Title                                       Signature
----                                -----                                       ---------
Randall S. Appel                    President                                   _________________


Marilyn Dobres                      Director of Operations                      _________________

THE COMPANY:


Name                                Title                                       Signature
----                                -----                                       ---------
David S. Goldberg                   Chief Executive Officer                     _________________


M. Ellen Donnelly                   Chief Financial Officer                     _________________